UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report: January 24, 2002

THE DIAL CORPORATION
(Exact Name of Registrant as Specified in its Charter)

DELAWARE (State or Other Jurisdiction of Incorporation or Organization) 15501 NORTH DIAL BOULEVARD SCOTTSDALE, ARIZONA (Address of Principal Executive Offices)	51-0374887 (I.R.S. Employer Identification No.) 85260-1619 (Zip Code)

Registrant's Telephone Number, Including Area Code (480) 754-3425

Item 5. Other Events.

On January 24, 2002, Dial issued a press release relating to its fourth quarter and full year 2001 earnings and outlook for 2002. A copy of the press release is attached as Exhibit 99.

The condensed balance sheet as of December 31, 2001, which was attached to the press release, did not reflect the tax effect of the pension alternative minimum liability that was recorded as a direct charge to equity. As a result, non-current assets and stockholders’ equity have each been increased $7.4 million from the amounts previously shown in the December 31, 2001 condensed balance sheet. This change had no effect on earnings or cash flows.

Effective January 1, 2002, the Company has adopted EITF 00-14, “Accounting for Certain Sales Incentives” and EITF 00-25, “Vendor Income Statement Characterization of Consideration Paid to a Reseller of the Vendor’s Products”. These issues require us to reclassify certain marketing expenses as a reduction of sales. The accompanying financial statements have been prepared to reflect the historical results of continuing operations as adjusted for both the reclassification of these marketing expenses as a reduction of sales as well as the reclassification of the Specialty Personal Care business as discontinued operations. These financial statements also include a reconciliation of reported net income (loss) to net income excluding one-time charges and gains.

THE DIAL CORPORATION
Statement of Consolidated Operations

	2000

	First	Second	Third	Fourth	Full
	Quarter	Quarter	Quarter	Quarter	Year

Net sales	$265,191	$293,579	$288,687	$303,936	$1,151,393

Costs and expenses:

Cost of products sold	174,729	195,739	200,937	209,055	780,460

Asset writedowns and discontinued product inventories as a result of restructuring and special charges	—	6,813	3,030	676	10,519

Total cost of products sold	174,729	202,552	203,967	209,731	790,979

Selling, general and administrative expenses	45,824	56,648	57,725	63,182	223,379

Restructuring and special charges and other asset writedowns	—	3,586	3,596	235	7,417

Total costs and expenses	220,553	262,786	265,288	273,148	1,021,775

Operating income	44,638	30,793	23,399	30,788	129,618

Interest and other expenses	(9,639)	(12,322)	(13,875)	(14,470)	(50,306)

Net income (loss) of joint ventures	(721)	(3,624)	(13,635)	(19,634)	(37,614)

Other income (expense) — gain (loss) on special items	—	6,662	4,583	(2,002)	9,243

Income (loss) from continuing operations before income taxes	34,278	21,509	472	(5,318)	50,941

Income taxes (benefit)	11,607	6,666	918	(2,539)	16,652

Income (loss) from continuing operations	22,671	14,843	(446)	(2,779)	34,289

Discontinued operation:

Loss from discontinued Specialty Personal Care segment, net of income tax	(1,173)	(13,714)	(25,720)	(4,690)	(45,297)

Loss on disposal of discontinued Specialty Personal Care segment, net of income tax	—	—	—	—	—

Net Income (Loss)	$21,498	$1,129	$(26,166)	$(7,469)	$(11,008)

Weighted average basic shares outstanding	93,979	91,084	91,150	91,241	92,237

Weighted average equivalent shares	631	287	—	—	—

Weighted average diluted shares outstanding	94,610	91,371	91,150	91,241	92,237

Basic net income (loss) per common share:

Income (loss) from continuing operations	$0.24	$0.16	$(0.00)	$(0.03)	$0.37

Loss from discontinued operations	(0.01)	(0.15)	(0.28)	(0.05)	(0.49)

Basic net income (loss) per common share	$0.23	$0.01	$(0.29)	$(0.08)	$(0.12)

Diluted net income (loss) per common share:

Income (loss) from continuing operations	$0.24	$0.16	$(0.00)	$(0.03)	$0.37

Loss from discontinued operations	(0.01)	(0.15)	(0.28)	(0.05)	(0.49)

Diluted net income (loss) per common share	$0.23	$0.01	$(0.29)	$(0.08)	$(0.12)

Reconciliation of reported net income (loss) to net income excluding one-time items Net income (loss) as reported	$21,498	$1,129	$(26,166)	$(7,469)	$(11,008)

Add back one-time items, net of tax:

Restructuring (gain) charges	0	7,078	12,697	14,288	34,063

Special charge (gain)	0	(5,396)	(3,002)	1,206	(7,192)

Discontinued operation	1,173	13,714	25,720	4,690	45,297

Net income excluding one-time items	$22,671	$16,525	$9,249	$12,715	$61,160

Diluted net income per common share, excluding one-time items	$0.24	$0.18	$0.10	$0.14	$0.66

	2001

	First	Second	Third	Fourth	Full
	Quarter	Quarter	Quarter	Quarter	Year

Net sales	$292,935	$315,656	$333,647	$327,936	$1,270,174

Costs and expenses:

Cost of products sold	199,989	213,179	214,236	209,400	836,804

Asset writedowns and discontinued product inventories as a result of restructuring and special charges	—	—	10,940	(552)	10,388

Total cost of products sold	199,989	213,179	225,176	208,848	847,192

Selling, general and administrative expenses	58,365	65,771	71,060	68,923	264,119

Restructuring and special charges and other asset writedowns	—	—	486	(156)	330

Total costs and expenses	258,354	278,950	296,722	277,615	1,111,641

Operating income	34,581	36,706	36,925	50,321	158,533

Interest and other expenses	(13,872)	(12,023)	(11,934)	(10,161)	(47,990)

Net income (loss) of joint ventures	2,000	4	986	—	2,990

Other income (expense) — gain (loss) on special items	—	—	—	—	—

Income (loss) from continuing operations before income taxes	22,709	24,687	25,977	40,160	113,533

Income taxes (benefit)	8,013	8,728	12,114	14,835	43,690

Income (loss) from continuing operations	14,696	15,959	13,863	25,325	69,843

Discontinued operation:

Loss from discontinued Specialty Personal Care segment, net of income tax	(1,597)	(1,218)	(876)	—	(3,691)

Loss on disposal of discontinued Specialty Personal Care segment, net of income tax	—	—	(198,403)	—	(198,403)

Net Income (Loss)	$13,099	$14,741	$(185,416)	$25,325	$(132,251)

Weighted average basic shares outstanding	91,291	91,368	91,494	91,647	91,451

Weighted average equivalent shares	294	442	—	1,526	—

Weighted average diluted shares outstanding	91,585	91,810	91,494	93,173	91,451

Basic net income (loss) per common share:

Income (loss) from continuing operations	$0.16	$0.17	$0.15	$0.28	$0.76

Loss from discontinued operations	(0.02)	(0.01)	(2.18)	—	(2.21)

Basic net income (loss) per common share	$0.14	$0.16	$(2.03)	$0.28	$(1.45)

Diluted net income (loss) per common share:

Income (loss) from continuing operations	$0.16	$0.17	$0.15	$0.27	$0.76

Loss from discontinued operations	(0.02)	(0.01)	(2.18)	—	(2.21)

Diluted net income (loss) per common share	$0.14	$0.16	$(2.03)	$0.27	$(1.45)

Reconciliation of reported net income (loss) to net income excluding one-time items Net income (loss) as reported	$13,099	$14,741	$(185,416)	$25,325	$(132,251)

Add back one-time items, net of tax:

Restructuring (gain) charges	0	0	10,008	(464)	9,544

Special charge (gain)	0	0	0	0	0

Discontinued operation	1,597	1,218	199,279	0	202,094

Net income excluding one-time items	$14,696	$15,959	$23,871	$24,861	$79,387

Diluted net income per common share, excluding one-time items	$0.16	$0.17	$0.26	$0.27	$0.86

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

The Dial Corporation
January 29, 2002

/s/ Conrad A. Conrad
Executive Vice President and Chief Financial Officer

Exhibit Index

Exhibit Number	Description
99	Press Release dated January 24, 2002